UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 30, 2011

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01   Other Events

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

The Company may to from time to time, but not necessarily every month, report purchases under its current repurchase program on a more frequent basis than required in its periodic reports on Form 10-Q and 10-K. In the months ended August 31 and September 30, 2011, the Company repurchased shares of its common stock as follows:

Issuer Purchases of Equity Securities(1)(2)
Period	(a) Total Number of Shares Purchased	(b) Average Price Paid per Share	(c) Total Number of Shares Purchased as Part of Publicly Announced Program	(d) Approximate Dollar Value of Shares that May Yet Be Purchased Under the Program
August 1-31, 2011 -	—	—	—	—
September 1-30, 2011	12,000	$4.12	12,000
Total	12,000	$4.12	12,000	$2,802,000

(1) On April 15, 2011, the Company announced that its Board of Directors had authorized an extension to its stock repurchase program under which Angeion may repurchase up to an additional $2,000,000 of its outstanding shares of common stock in the open market or in privately negotiated transactions, over a twelve-month period ending July 31, 2012. On May 26, 2011, the Company announced this amount had been increased to $3,000,000.

(2) Does not include any shares acquired by the Company from employees under share withholding to pay taxes associated with vesting restricted stock grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: October 6, 2011	By	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

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